EXHIBIT 10.1
                                                                  CONFORMED COPY




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                                VOTING AGREEMENT


                                       By


                            NATIONAL AMUSEMENTS, INC.
                                  (Stockholder)

                                       and

                                 CBS CORPORATION




                          Dated as of September 6, 1999







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                                VOTING AGREEMENT


                   VOTING AGREEMENT, dated as of September 6, 1999 (this "Agreement"), by NATIONAL AMUSEMENTS, INC., a Maryland corporation (the "Stockholder"), to and for the benefit of CBS CORPORATION, a Pennsylvania corporation ("CBS").

                   WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 93,658,988 shares of Class A Common Stock (the "Viacom Class A Common Stock"; such shares, together with any shares of Viacom Class A Common Stock and any other shares of voting stock of Viacom acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "Stockholder's Shares"), par value $.01 per share, of VIACOM, INC., a Delaware corporation ("Viacom");

                   WHEREAS, concurrently with the execution of this Agreement, CBS and Viacom are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, CBS will be merged with and into Viacom (the "Merger"); and

                   WHEREAS, as a condition to the willingness of Viacom and CBS to enter into the Merger Agreement, CBS has requested the Stockholder to agree, and in order to induce CBS to enter into the Merger Agreement, the Stockholder is willing to agree, to vote in favor of the Viacom Proposals (as defined in the Merger Agreement), upon the terms and subject to the conditions set forth herein.

                   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                   Section 1. Voting of Stockholder's Shares. Until the termination of this Agreement in accordance with the terms hereof, the Stockholder hereby agrees that, at the Viacom Stockholders' Meeting or any other meeting of the stockholders of Viacom, however called, and in any action by written consent of the stockholders of Viacom, the Stockholder will vote all of the Stockholder's Shares (i) in favor of the Viacom Proposals and (ii) against any action, proposal or agreement that would or could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Viacom under the Merger Agreement or which would or could reasonably be expected to result in any of the conditions to the Merger Agreement not being fulfilled.

                   Section 2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Stockholder's Shares which is inconsistent with this Agreement.



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                   Section 3. Transfer of Stockholder's Shares. The Stockholder
hereby covenants and agrees that the Stockholder shall not transfer record or beneficial ownership of any of the Stockholder's Shares unless the transferee unconditionally agrees in writing to be bound by the terms and conditions of this Agreement.

                   Section 4. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to CBS as follows:

                   (a) Authority Relative to This Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Stockholder, and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by CBS, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                   (b) No Conflict. (i) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, (A) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Stockholder, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder's Shares are bound or affected or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder's Shares are bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

                   (ii) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals,



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          authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

                   (c) Title to the Shares. As of the date hereof, the Stockholder is the record and beneficial owner of 93,658,988 shares of Viacom Class A Common Stock. The Stockholder's Shares are all the voting securities of Viacom owned, either of record or beneficially, by the Stockholder. The Stockholder's Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Stockholder's Shares.

                   Section 5. Termination. This Agreement shall terminate upon the earlier to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with the terms thereof. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

                   Section 6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

                   if to the Stockholder:

                            National Amusements, Inc.
                            200 Elm Street
                            Dedham, Massachusetts 02026
                            Telecopier No.:  (781) 461-1412
                            Attention:  General Counsel

                   with a copy to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, New York 10022
                            Telecopier No.:  (212) 848-7179
                            Attention: Creighton O'M. Condon, Esq. and
                                       Stephen R. Volk, Esq.




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                   if to CBS:

                            CBS Corporation
                            51 West 52nd Street
                            35th Floor
                            New York, New York 10019
                            Telecopier No.:  (212) 597-4031
                            Attention:  Louis J. Briskman, Esq.
                                        Executive Vice President and
                                        General Counsel

                   with copies to:

                            Cravath, Swaine & Moore
                            825 Eighth Avenue
                            New York, New York 10019
                            Telecopier No.:  (212) 474-3700
                            Attention:  Allen Finkelson, Esq. and
                                        Scott A. Barshay, Esq.

                   Section 7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                   Section 8. Entire Agreement; Assignment. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties hereto without the prior written consent of the other party hereto. Any purported assignment in violation of this Section 8 shall be void. Subject to the preceding sentences of this Section 8, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.




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                   Section 9. Parties in Interest; Certain Events. This
Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Stockholder's Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Viacom affecting the capital stock of Viacom, or the acquisition of additional shares of Viacom Class A Common Stock or other voting securities of Viacom by the Stockholder, the number of Stockholder's Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Viacom Class A Common Stock or other voting securities of Viacom issued to or acquired by the Stockholder.

                   Section 10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                   Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such State.

                   Section 12. Consent to Jurisdiction. (a) Each of the Stockholder and CBS hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of CBS and the Stockholder hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of CBS and the Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                   (b) Each of CBS and the Stockholder irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 12 shall affect the right of any party to serve legal process in any other manner permitted by law.

                   Section 13. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.



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                   Section 14. Amendments. This Agreement may be amended or
modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance.

                   Section 15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                   Section 16. WAIVER OF JURY TRIAL. EACH OF CBS AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CBS AND THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.





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                   IN WITNESS WHEREOF, each of the parties hereto has caused
this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        NATIONAL AMUSEMENTS, INC.


                                        By  /s/ Sumner M. Redstone
                                          --------------------------------------
                                            Name:  Sumner M. Redstone
                                            Title: Chairman, President
                                                   & Chief Executive Officer


                                        CBS CORPORATION


                                        By  /s/ Fredric G. Reynolds
                                          --------------------------------------
                                            Name:  Fredric G. Reynolds
                                            Title: Executive Vice President,
                                                   Chief Financial Officer